UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2014

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its Charter)

Florida	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane, P.O. Box 32428, Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (502) 366-3452

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On February 21, 2014, Industrial Services of America, Inc. ("ISA") and its subsidiary (collectively, the “Companies”) entered into a Seventh Amendment to Credit Agreement (the “Seventh Amendment”) with Fifth Third Bank (the “Bank”) which amended the July 30, 2010 Credit Agreement (the “Credit Agreement”), including the First Amendment to Credit Agreement dated as of April 14, 2011, the Second Amendment to Credit Agreement dated as of November 16, 2011, the Third Amendment to Credit Agreement dated as of March 2, 2012, the Fourth Amendment to Credit Agreement dated as of August 13, 2012, the Fifth Amendment to Credit Agreement dated as of November 14, 2012 and the Sixth Amendment to Credit Agreement dated as of April 1, 2013 (collectively, the "Previous Amendments") as follows.

The Seventh Amendment extended the maturity date of both the revolving credit facility and the term loan from April 30, 2014 to July 31, 2015.

The Seventh Amendment decreased the interest rate on both the revolving credit facility and term loan by 1.0% to equal the one month LIBOR plus four hundred basis points (4.0%) through June 30, 2014. The interest rate will increase effective July 1, 2014 by 2.0% to equal the one month LIBOR plus six hundred basis points (6.0%) through September 30, 2014. The interest rate will increase effective October 1, 2014 by an additional 2.0% to equal the one month LIBOR plus eight hundred basis points (8.0%) and continuing thereafter.

The Seventh Amendment decreased the maximum revolving commitment by $10.0 million to $15.0 million until September 30, 2014. On October 1, 2014, the maximum revolving commitment will decrease by $2.5 million to $12.5 million through the termination date.

The Seventh Amendment increased the eligible inventory available for calculating the borrowing base effective February 21, 2014 to 60.0% of up to $12.5 million in eligible inventory.

The Seventh Amendment decreased the payment on the term loan by $80.0 thousand to $25.0 thousand per month on March 1 and April 1, 2014. Payments then increase by $25.0 thousand to $50.0 thousand, payable on the first day of each month until the sale of certain real estate owned by ISA, at which time a new payment will be calculated based on net proceeds from the sale.

The Seventh Amendment reduced the ratio of adjusted EBITDA for the preceding twelve months to aggregate cash payments of interest expense and scheduled payment of principal in the preceding twelve months (the "Fixed Charge Coverage Ratio") to no less than 1.0 to 1.0 for the period ending September 30, 2014. The Seventh Amendment also provided a waiver of the Fixed Charge Coverage Ratio covenant default for the quarters ended June 30, September 30 and December 31, 2013.  The Seventh Amendment requires that unfunded capital expenditures should not exceed $500.0 thousand. The Seventh Amendment also added a minimum liquidity requirement of $200.0 thousand for any month end beginning February 28 and ending on June 30, 2014; of $500.0 thousand for any month end beginning on July 31 and ending on December 31, 2014; and of $1.0 million for any month end beginning on or after January 31, 2015. The Seventh Amendment added a minimum consolidated adjusted EBIDTA ("Minimum EBIDTA") requirement stating that the Minimum EBIDTA shall not fall below (i) $250.0 thousand for the calendar year to date period ending on March 31, 2014, (ii) $500.0 thousand for the calendar year to date period ending on June 30, 2014 (iii) $750.0 thousand for the calendar year to date period ending on September 30, 2014, and (iv) $1.0 million for each calendar year to date ending on each year ending on or after December 31, 2014.

The Seventh Amendment requires ISA to periodically provide the Bank with a business plan and its strategy for obtaining certain growth metrics.

In addition, the Companies also agreed to perform other customary commitments and pay a fee of $200.0 thousand to the Bank.  All other terms of the Credit Agreement and Previous Amendments remain in effect.

In connection with the Seventh Amendment, the Companies amended and restated both the term loan note (the "Amended and Restated Term Loan Note") and the revolving loan note (the "Amended and Restated Revolving Loan Note") issued to the Bank under the Credit Agreement.

A copy of the Seventh Amendment to Credit Agreement, the Amended and Restated Revolving Loan Note and the Amended and Restated Term Loan Note are attached as Exhibits 10.1, 10.2 and 10.3 to this report, each of which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of
Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.     Description
10.1        Seventh Amendment to Credit Agreement, dated February 21, 2014, by and among Industrial Services of
America, Inc., ISA Indiana, Inc. and Fifth Third Bank
10.2        Amended and Restated Revolving Loan Note, dated February 21, 2012 by Industrial Services of America,
Inc. and ISA Indiana, Inc. in favor of Fifth Third Bank
10.3        Amended and Restated Term Loan Note, dated February 21, 2012 by Industrial Services of America, Inc.
and ISA Indiana, Inc. in favor of Fifth Third Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.

Date: February 24, 2014	By:	/s/ Alan Schroering
Alan Schroering
Vice-President of Finance and Interim Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.     Description
10.1        Seventh Amendment to Credit Agreement, dated February 21, 2014, by and among Industrial Services of
America, Inc., ISA Indiana, Inc. and Fifth Third Bank
10.2        Amended and Restated Revolving Loan Note, dated February 21, 2012 by Industrial Services of America,
Inc. and ISA Indiana, Inc. in favor of Fifth Third Bank
10.3        Amended and Restated Term Loan Note, dated February 21, 2012 by Industrial Services of America, Inc.
and ISA Indiana, Inc. in favor of Fifth Third Bank